Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2023, relating to the financial statements of Bright Health Group, Inc. and the effectiveness of Bright Health Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bright Health Group, Inc. for the year ended December 31, 2022.

/S/ DELOITTE & TOUCHE LLP

Minneapolis, MN

May 16, 2023